                                  Exhibit 23.2




             CONSENT OF LAW DEPARTMENT OF NATIONAL CITY CORPORATION


         The Law Department hereby consents to the reference to the Law Department under the caption "Legal Opinions" in the prospectus comprising a part of such Registration Statement.



                            /s/ Carlton E. Langer

                            National City Corporation Law Department
                            Carlton E. Langer
                            Assistant General Counsel